Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-291087) on Form S-8 of MapLight Therapeutics, Inc. of our report dated March 26, 2026, relating to the consolidated financial statements of MapLight Therapeutics, Inc. and its subsidiary, appearing in this Annual Report on Form 10-K of MapLight Therapeutics, Inc. for the year ended December 31, 2025.

/s/ RSM US LLP

Boston, Massachusetts

March 26, 2026